AES LICENSE  AND  ROYALTY  AGREEMENT

This Product  License  and  Royalty  Agreement  (the  "Agreement")  is  between  Health  Education Corporation DBA  NutraNomics  a  Utah  company  having  its  principal  place  of  business  at  9314 South 370  West,  Sandy,  Utah  84070  (the  "Company"),  and  Tracy  Gibbs  an  individual  having his residence  at  2108  West  Marblewood  Dr,  Riverton  Utah  84064  ("Owner")

RECITALS

A.            Company is  engaged  in  the  business  of  marketing  and  selling  dietary  supplement,  bulk powders and  other  health  related  products.

B.     Owner  has  patented  a  unique  assimilation  enhancing  compound  and  modality.

C.            Company, and  Owner  desire  to  enter  into  a  product  license  and  supply  relationship whereby Owner  offers  to  Company  a  patented  product  along  with various products  and product formulations  that  will  be  produced  by  owner  and  that  Company  may  need  from time to time  and  can  market  as  part  of  its  business.

AGREEMENT SECTION 1.                              PRODUCT DEVELOPMENT

1.1            Offer License  of  Patented  AES®  Formulations  and  Products.   Owner agrees  to offer to  Company,  Its  patented  AES  formula  for  use  in  products  produced  by various suppliers  which  Company  may  choose  to  purchase  (Appendix  A)  From time to  time,  as  well  as  certain  health  and  nutritional  product  formulations  (the "Formulations")  which  the  Company  may,  in  accordance  with  the  terms  of  this Agreement, purchase  from  Owner and offer  for  sale  to  the  public.

1.2            No Infringement.   Owner covenants  and  agrees  that  it  will  not  offer to Company any Formulations  that  infringe  on  the  rights,  use,  intellectual  property,  or ownership interests  of  other  parties.  Supplier  agrees  to  indemnify  Company  from the claims,  damages,  complaints  or  suits  brought  by  any  part  claiming  the  legal right, use, intellectual  property,  or  ownership  of  any  Formulations  or  Products  that the Company  purchases  from  Supplier.

SECTION 2.     LICENSING  AND  SUPPLY

2.1            Purchase.  If  Company  decides  to  use  the  AES  or  purchase  any  of  the Formulations or  Products  offered  by  Owner,  it will notify  Owner  of  its  intent  to do so  pursuant to the  notification  provisions  of  this  Agreement.

2.2             No Minimums.   Although Company  agrees  to  use  its  best  efforts  to  market Formulas it  receives  from  Owner,  Company  does  not  guarantee  or  commit  to  a minimum number  of  sales  or  volume,  however  the  minimum  purchase  qty  for  the AES alone as  designated by the  supplier  is  100kg  when  ordering  as  a  bulk powder.

Product License  and  Supply  Agreement  122212

2.3             Ownership.  The Parties  agree  that  the  execution  of  this  agreement   does  not deem ownership  of  the  patented  AES  formula.  Owner  will  only  allow  the  right  to use the  AES  exclusively  as  mentioned  in  Section  1.1  as  an  ingredient  in  various products, protein  drinks  and  as  a  raw  material  the  Company  sells  and  markets,  and that the, Company will  not  become  a  legal  owner  of  the  AES  Formulation.

2.4             Exclusivity.  Company,  Owner  and  Supplier   agree that  this  is an exclusive license of  the  AES  to the Company.

SECTION 3.       ROYALTY

3.1       Payment.    Pursuant to  the  terms  and  conditions  of  this  Agreement,  Company shall pay  to  Owner  the  Royalty  outlined  in  Schedule  "B"  of  this  agreement  for the AES license.

SECTION 4.       TERM AND  TERMINATION

4.1            Term.  This Agreement  will  become  effective  on  the  date  signed  by  both  Parties and will  remain  in  effect  for  1  year  ("Initial  Term")  and  is  renewable  for  successive  1  year  terms ("Renewal  Term") unless  terminated  as  set  forth  herein.

4.2            Termination.  This Agreement  may  be  terminated  by  either  party  at  the  end  of  the Initial or  any  Renewal  Term  by  providing  notice  of  intent  not  to  renew  at  least  thirty (30) days  prior  to  the  expiration  of the then  current  term.  Additionally,  (a)  the Agreement may  be  terminated  by Owner with  or  without  cause  upon  30  days  prior notice; and,  (b)  the  Agreement  may  be terminated by  Company  in  the  event  of  a material breach  of  the  terms  of  the  Agreement  by  Owner,  provided  Company  gives Owner written  notice  of  any  alleged  breach  and  such  breach  remains  uncured  for  a period of  30  days  following  receipt  of  written  notice  by  Company.

SECTION 5.       GENERAL

5.1             No Assignment.   Company may  not  assign  or  delegate  any  of  Company's  rights  or obligations under  this  Agreement  to  any  person  without  the  prior  written  consent  of the Owner,  which  the Owner may  withhold  in  its  sole  discretion.

5.2            Binding Effect.   This Agreement  will  be  binding  on  the  Parties  and  their  respective heirs, personal  representatives,  successors,  and  permitted  assigns, and will  inure  to their benefit.

5.3           Amendment.    This  Agreement  may  be  amended  only  by  a  written  agreement  signed by the  party  against  whom  enforcement  is  sought.

AES License  and  Supply Agreement

5.4            Notices.      All  notices    or   other    communications    required    or   permitted    by   this Agreement:

(a)         must  be  in  writing;

(b)          must be  delivered  to  the  Parties  at  the  addresses   set  forth  below,  or  any  other address that  a  party  may  designate  by  notice  to  the  other  party;  and

(c)          are  considered  delivered:

(1)          upon  actual  receipt   if  delivered  personally   or  by  fax  or  an  overnight delivery service;  and

(2)         at  the  end  of  the  third  business  day  after  the  date  of  deposit  in  the  United States mail,  postage  pre-paid,  certified,  return  receipt  requested.

To the  Company: 9314 South  370  West

Sandy, Utah  84070

To Owner: Tracy K  Gibbs

2108 West  Marblewood  Dr Riverton, Utah  84064

With a  copy  to:                                                 With a  copy  to:

                                                                        _____________________________

                                                                        _____________________________

                                                                        _____________________________

                                                                        Fax: _________________________

5.5             Waiver.  No waiver  will  be  binding  on  a  party  unless  it  is  in  writing  and  signed  by the party  making  the  waiver.  A  party's waiver of  a  breach  of  a  provision  of  this Agreement will  not  be  a  waiver  of  any  other  provision  or  a  waiver  of  a  subsequent breach of  the  same  provision.

5.6             Severability.  If a provision of this  Agreement  is  determined  to  be  unenforceable  in any respect,  the  enforceability  of  the  provision  in  any  other  respect  and  of  the remaining provisions  of  the  Agreement  will  not  be  impaired.

5.7           Further  Assurances.  The  parties  will  sign  other  documents  and  take  other  actions reasonably necessary  to  further  effect  and  evidence  the  Agreement.

5.8             No Third-Party  Beneficiaries.   The parties  do  not  intend  to  confer  any  right  or remedy on  any  third  party.

5.9             Termination.  The termination  of  this  Agreement,  regardless  of  how  it  occurs,  will not relieve  a  party  of  obligations  that  have  accrued  before  the  termination.

5.10        Survival.  All provisions  of  this  Agreement  that  would  reasonably  be  expected  to survive the  termination  of  the  Agreement  will  do  so.

5.11        Attachments.  Any exhibits,  schedules,  and  other  attachments  referenced  in  this agreement are  part  of  this  Agreement.

AES License  and  Supply Agreement

5.12       Remedies.  The  Parties  will  have  all  remedies  available  to  them  at  law  or  in  equity. All available  remedies are cumulative  and  may  be exercised singularly  or concurrently.

5.13       Governing  Law.  This  Agreement  is  governed  by  the  laws  of  the  State  of  Utah, without giving  effect  to  any  conflict-of-law  principle  that  would  result  in  the  laws  of any other  jurisdiction  governing  the  Agreement.

5.14      Venue.  Any  action  or  proceeding  arising  out  of  this  Agreement  will  be  litigated  in courts located  in  or  having  jurisdiction  for  Utah  County,  Utah.  Each  party  consents and submits  to  the  jurisdiction  of  any  local, state, or  federal  court  located in or  having jurisdiction for  Utah  County,  Utah.

5.15        Attorney's Fees.   If any  mediation,  arbitration  or  litigation  is  instituted  to  interpret, enforce, or  rescind  this  Agreement,  including  but  not  limited  to  any   proceeding brought under  the  United  States  Bankruptcy  Code,  the  prevailing   party   on  a  claim will be  entitled  to  recover  with  respect  to  the  claim,  in  addition  to  any  other  relief awarded, the  prevailing  party's  reasonable  attorney's  fees  and  other  fees,  costs,  and expenses of  every  kind  incurred  in  connection  with  the  arbitration,  the  litigation,  any appeal or  petition  for  review,  the  collection  of  any  award,  or  the  enforcement  of  any order, as  determined  by  the  arbitrator  or  court.

5.16        Entire Agreement.   This Agreement  contains  the  entire  understanding  of  the  Parties regarding the  subject  matter  of  the Agreement and  supersedes  all  prior  and contemporaneous negotiations  and  agreements,  whether  written  or  oral,  between  the Parties with  respect  to  the  subject  matter  of  the  Agreement.

5.17       Signatures.  This  Agreement  may  be  signed  in  counterparts.  A  fax  transmission  of  a signature page  will  be  considered  an  original  signature  page.   At the request of a party, a  party  will  confirm  a  fax-transmitted  signature  page  by  delivering  an  original signature page  to  the  requesting  party.

6.18     Confidentiality and  Nondisclosure.    As set  forth  in  Appendix  A,  the  Parties shall keep confidential  and  not  disclose  certain  confidential  information.

[signature page  to  follow]

AES License  and  Supply Agreement

Dated effective:  June  14th 2007

Company:

/s/ Ronald Gibbs

By:

Its:

Owner:

Tracy K Gibbs

/s/ Tracy K Gibbs

By:

Schedule A

All product  sold  by  NutraNomics

Schedule B

Royalty of  AES®

Pursuant to and in  accordance with the  terms  and conditions of  the  June  14th 2007 AES  Product License and  Royalty  Agreement  (the  "Agreement"),  Health  Education  Corp  DBA  NutraNomics (the "Company")  will  pay  to  Tracy  K  Gibbs  ("Owner")  for  The  patented  AES®  Delivery  System  to  following  schedule

2007 to  2009  one  time  yearly  royalty  of $10,000 per  year

2010 to  2014  one  time  yearly  royalty  of  $20,000  per  year

2015 to  2017  one  time  yearly  royalty  of  $50,000  per  year

2017 and  beyond  a  yearly  royalty  of  $100,000  per  year.

Dated effective:  June  14th 2007

Company:

/s/ Ronald Gibbs

By:

Its:

Owner:

Tracy K Gibbs

/s/ Tracy K Gibbs

By: